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                           UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                       Washington, DC  20549



                             FORM 8-K


                          CURRENT REPORT



                  Pursuant to Section 13 or 15(d)
              of the Securities Exchange Act of 1934



                   Date of Report:  May 22, 1998




                             VIAD CORP
      (Exact name of registrant as specified in its charter)



      DELAWARE                     001-11015        36-1169950
(State or other jurisdiction of    (Commission   (I.R.S. Employer
incorporation or organization)     File Number)  Identification No.)


1850 N. CENTRAL AVE., PHOENIX ARIZONA             85077
(Address of principal executive offices)        (Zip Code)


Registrant's telephone number, including area code (602) 207-4000


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ITEM 5. OTHER EVENTS.

        In a press release dated May 26, 1998, Viad Corp ("Viad") announced its successful tender offer for MoneyGram Payment Systems, Inc. ("MoneyGram"), at $17.35 per share. The cash tender offer, which commenced on April 10, 1998, closed on Friday, May 22, 1998, with a sufficient number of shares tendered to result in the acquisition of MoneyGram. According to the Depository for the offer, 11,155,362 shares of common stock of MoneyGram were tendered, including 1,489,874 shares tendered by notice of guaranteed delivery, representing approximately 67.6 percent of the shares outstanding as of the close of business on May 22, 1998. A total of 5,358,438 shares were not tendered.

        A copy of the press release is attached as Exhibit 99 to this report.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

        (c)  Exhibits.

             99   Press Release

                            SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        VIAD CORP
                                        By: /s/ Richard C. Stephan
                                        --------------------------
                                        Richard C. Stephan
                                        Vice President - Controller


DATE: May 29, 1998